SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2009

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DUKE MINING COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

333-132107	58-2667713
(Commission File Number)	(I.R.S. Employer Identification No.)

850 Third Avenue, Suite 1801 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 218-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

Appointment of Officers

Effective June 11, 2009, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position
Jules Ringer	71	Interim Chief Executive Officer

The business background description of the newly appointed officer is as follows:

Jules Ringer has been Interim Chief Executive Officer of the Company since June 11, 2009. Additionally, for the past eight years Mr. Ringer was engaged in middle market investment banking in Dallas, Texas for Global Emerging Market Advisors and R & R Capital specializing in raising capital for private and public companies and providing merger, acquisition and divestiture advisory services.

Prior to his investment banking activities, Mr. Ringer had been engaged in the private practice of law in Dallas and New York City. His practice, domestic and international, has been devoted primarily to corporate securities and finance, venture capital, mergers and acquisitions, joint ventures, leveraged buy outs, bank financings, oil and gas, mining, petroleum refining and other natural resources ventures. He has represented a wide variety of public and private issuers and investment banks in the public and private offering of equity and debt securities. Mr. Ringer has been actively involved in representing a number of companies in the emerging markets along with others involved in energy, environmental, technology, telecommunications, health sciences, communications, and merchant banking.

Mr. Ringer has also served as a senior executive and general counsel of major U.S. corporations, including Phibro Resources Corporation, the energy and industrial holding company of Phibro Salomon Inc (a publicly traded company, which was acquired by Citicorp). As Senior Vice President and General Counsel of Phibro Resources Corporation, he was part of a management team responsible for legal, financial and operating control of assets valued in excess of one billion dollars. The operations of Phibro Resources included copper and iron ore mines, one of the world's largest ferrochrome smelters, a major smelter and refiner of zinc, a vanadium recovery operation, a molybdenum chemical plant, a major cement import terminal, an international fertilizer company and large oil and gas interests. As Phibro Resources became involved in a broad divestiture program, Mr. Ringer was involved in the worldwide sale of most of this corporation's assets, and was a member of the leveraged buyout group, Intercontinental Development Corporation, which acquired the balance of Phibro Resources' industrial assets. Thereafter, as Vice President and General Counsel of Intercontinental Development Corporation, he structured the sale of substantially all the assets of this corporation.

Prior to joining Phibro Resources Corp, Mr. Ringer was Vice President and General Counsel of Earth Resources Company (a publicly traded company, which merged with MAPCO), a Dallas based diversified natural resources company. Earth Resources Company's activities included the operation of petroleum refineries, including the construction and operation of the first refinery in the Alaskan interior, a network of retail gasoline stations, marine and surface transportation of petroleum products, Trans Alaska Pipeline System construction, paving and road building in Alaska, and copper, silver and gold mining.

Mr. Ringer, a member of the New York and Texas Bars, received a J.D. from Cornell Law School and a B.S. in Economics from the Wharton School, University of Pennsylvania.

Mr. Ringer is also admitted to practice in the Supreme Court of the United States and the United States District Courts for the Southern and Northern Districts of New York.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boxwoods, Inc.

Dated: June 12, 2009	By:	/s/ JULES RINGER
Chief Executive Officer